EXHIBIT 8

                                                List of Significant Subsidiaries

The following is a list of our significant subsidiaries:

Company                                             Country of
-------                                             Incorporation
                                                    -------------

Orthofix Inc.                                       United States
Orthofix S.r.l.                                     Italy
DMO S.r.l.                                          Italy
Novamedix Services Limited                          U.K.
Orthosonics Limited                                 U.K.
Intavent Orthofix Limited                           U.K.
Orthofix Ltd                                        U.K.
Novamedix Distribution Limited                      Cyprus
Inter Medical Supplies Limited                      Cyprus
Inter Medical Supplies Limited                      Seychelles
Orthofix AG                                         Switzerland
Orthofix GmbH                                       Germany
Orthofix International B.V.                         Holland
Orthofix do Brasil                                  Brazil
Orthofix S.A.                                       France